FORM OF INFORMATIONAL STATEMENT
                  PURSUANT TO NEVADA REVISED STATUES ss. 78.235




Name
Address

Dear __________:

         This information statement certifies that _________________________ is the registered holder of ______________ shares of common stock of LEK International, Inc., a Nevada corporation, transferable on the books of the corporation in person or by execution of a power of attorney.

         Witness the seal of the corporation and the signatures of its duly authorized officers:

Dated: __________________

LEK International, Inc.

By: _____________________                                    [SEAL]
    David Ward, President

By: _____________________
    Bob Hemmerling, Secretary